UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 12, 2022

Westlake Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard,	Suite 600
Houston,	Texas	77056
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of Westlake Corporation (the “Company”) held on May 12, 2022 (“2022 Annual Meeting”), two matters were voted upon by the Company’s stockholders: (1) the re-election of three members of the board of directors and (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The following tabulation sets forth the number of votes cast for, against or withheld and the number of abstentions and broker non-votes, as applicable.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Albert Y. Chao	106,275,633	17,674,500	1,826,861
David T. Chao	107,478,789	16,471,344	1,826,861
Michael J. Graff	119,484,968	4,465,165	1,826,861

	Votes For	Votes Against	Abstentions
Ratification of the appointment of PricewaterhouseCoopers LLP	125,170,425	605,505	963

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION
Date:	May 13, 2022	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary